Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2025 Results

Strong Second Quarter Results Reflect Continued Execution of 3D Growth Strategy and

Success of the Flowserve Business System; Increases Full-year 2025 Earnings Guidance

DALLAS, July 29, 2025 – Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, reported its financial results for the second quarter ended June 30, 2025.

Highlights:

•	Solid bookings of $1.1 billion, including $621 million of durable aftermarket bookings

•	Robust gross margin and adjusted[1] gross margin[2] of 34.2% and 34.9%, respectively, both increased 260 basis points versus the prior year period

•	Operating margin and adjusted operating margin[3] of 12.3% and 14.6%, respectively, expanded 180 and 210 basis points compared to last year

•

Reported and Adjusted Earnings Per Share (EPS)[4] of 62 and 91 cents, respectively. Reported EPS includes adjusted items of 29 cents, comprised of below-the-line foreign exchange and merger transaction costs among other items

•	Strong cash from operations of $154 million driven by enhanced earnings generation

•	Increased full-year 2025 Adjusted EPS guidance from $3.10-$3.30 to $3.25-$3.40, an increase of more than 25% at the midpoint of the range versus last year

Management Commentary:

“Our strong second quarter results reflect the successful ongoing execution of our 3D strategy and the Flowserve Business System. We delivered another quarter of sales and earnings growth while also expanding margins, reflecting the resilience of our business model and progress on our operating initiatives. With the Flowserve Business System firmly established across the organization, we recently went live with our commercial excellence pillar to complement our 80/20 program and drive outsized growth, leveraging the optimized portfolio and delivering the best value to our customers,” said Scott Rowe, Flowserve’s President and Chief Executive Officer.

Rowe continued, “We are encouraged by our momentum through the first half of the year and remain confident in our ability to execute at a high level in any business environment. With our strong performance year-to-date combined with confidence in our outlook, we have increased our full-year adjusted EPS guidance. We are well positioned to deliver on our 2027 long-term targets and create value for our shareholders and stakeholders.”

Merger with Chart Industries, Inc.

In a separate press release issued today, Flowserve announced it has terminated its previously announced merger agreement to combine with Chart Industries, Inc. (NYSE: GTLS) (“Chart”). The termination follows the Flowserve Board of Directors’ decision not to submit a revised offer to merge with Chart, after being notified that Chart’s Board of Directors had determined that a recent unsolicited acquisition proposal from Baker Hughes (NASDAQ: BKR) constituted a “superior proposal” under the terms of the merger agreement. In accordance with the terms of the merger agreement, Flowserve will receive a $266 million termination payment.

Key Figures:

(dollars in millions, except per share)	2025 Q2	2024 Q2	Change	YTD 2025	YTD 2024	Change
Backlog	$2,853.2	$2,684.4	6.3%	$2,853.2	$2,684.4	6.3%

Bookings	$1,073.9	$1,246.1	(13.8%)	$2,299.4	$2,283.8	0.7%
Original Equipment	$453.3	$632.1	(28.3%)	$990.2	$1,094.1	(9.5%)
Aftermarket	$620.6	$614.0	1.1%	$1,309.2	$1,189.7	10.0%

Sales[5]	$1,188.1	$1,156.9	2.7%	$2,332.6	$2,244.4	3.9%
Organic			(100) bps			150 bps
Acquisitions			260 bps			290 bps
Foreign Exchange			110 bps			(50) bps

Operating Margin	12.3%	10.5%	180 bps	11.9%	10.4%	150 bps
Adjusted Operating Margin	14.6%	12.5%	210 bps	13.8%	11.7%	210 bps
Earnings Per Share	$0.62	$0.55	12.7%	$1.18	$1.11	6.3%
Adjusted Earnings Per Share	$0.91	$0.73	24.7%	$1.63	$1.31	24.4%

Cash From Operations	$154.1	($12.8)	$166.9	$104.2	$49.5	$54.7

2025 Guidance:

The Company updated its full-year 2025 guidance, including increasing its Adjusted EPS target range.

	Prior Range	Current Range
Organic sales growth	+3% to +5%	+3% to +4%
Impact from acquisitions	Approx. +300 bps	Approx. +200 bps
Impact from foreign exchange translation	Approx. (100) to 0 bps	Approx. 0 bps

Total sales growth	+5% to +7%	+5% to +6%

Adjusted EPS	$3.10 to $3.30	$3.25 to $3.40
Net interest expense	Approx. $70 million	Approx. $70 million
Adjusted tax rate	Approx. 21%	Approx. 20%
Capital expenditures	$80 to $90 million	$80 to $90 million

2025 Adjusted EPS guidance reflects the updated net impact of tariffs and excludes any impact from the Company’s annual assessment of actuarial-determined asbestos liabilities, which is typically performed in the third quarter.

Webcast and Conference Call Instructions:

Flowserve will host its conference call to discuss second quarter results on Wednesday, July 30, at 11:00 a.m. Eastern Time. The call can be accessed by shareholders and other interested parties on Flowserve’s Investors page.

Footnotes (pages 1-2)

[1]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2]	Adjusted gross margin is calculated by dividing adjusted gross profit by sales. Adjusted gross profit is derived by excluding the adjusted items.
[3]	Adjusted operating margin is calculated by dividing adjusted operating income by sales. Adjusted operating income is derived by excluding the adjusted items.
[4]

Adjusted 2025 EPS excludes potential realignment expenses, below-the-line foreign currency effects, actuarial-determined assessments of certain long-term liabilities and certain other discrete items which may arise during the year and utilizes foreign exchange rates of the prior 30-day period and approximately 132 million fully diluted shares.

[5]

Organic is defined as the change in Sales, as defined by U.S. GAAP, excluding the impacts of currency translation and acquisitions. The impact of currency translation is calculated by translating current year results on a monthly basis at prior year exchange rates for the same period.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2025	2024
Sales	$1,188,092	$1,156,892
Cost of sales	(781,510)	(790,796)

Gross profit	406,582	366,096
Selling, general and administrative expense	(265,908)	(238,627)
Loss on sale of business	—	(12,981)
Net earnings from affiliates	5,916	6,816

Operating income	146,590	121,304
Interest expense	(20,253)	(16,917)
Interest income	2,526	1,174
Other expense, net	(25,003)	(5,263)

Earnings before income taxes	103,860	100,298
Provision for income taxes	(15,636)	(23,846)

Net earnings, including noncontrolling interests	88,224	76,452
Less: Net earnings attributable to noncontrolling interests	(6,470)	(3,836)

Net earnings attributable to Flowserve Corporation	$81,754	$72,616

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.62	$0.55
Diluted	0.62	0.55
Weighted average shares – basic	130,846	131,656
Weighted average shares – diluted	131,599	132,415

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended June 30, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$406,582	$265,908	$146,590	$(25,003)	$15,636	$81,754	15.1%	0.62
Reported as a percent of sales	34.2%	22.4%	12.3%	-2.1%	1.3%	6.9%
Realignment charges (a)	5,106	1,787	3,319	—	1,318	2,001	39.7%	0.02
Acquisition related (b)	752	(3,190)	3,942	—	927	3,015	23.5%	0.02
Purchase accounting step-up and intangible asset amortization (c)	2,642	(1,300)	3,942	—	1,186	2,756	30.1%	0.02
Discrete items (d)(e)	42	(382)	424	1,500	453	1,471	23.5%	0.01
Merger transaction costs (f)	—	(15,515)	15,515	—	3,649	11,866	23.5%	0.09
Below-the-line foreign exchange impacts (g)	—	—	—	20,023	2,910	17,113	14.5%	0.13

Adjusted	$415,124	$247,308	$173,732	$(3,480)	$26,079	$119,976	17.1%	0.91

Adjusted as a percent of sales	34.9%	20.8%	14.6%	-0.3%	2.2%	10.1%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $1,500 is non-cash.

(b)	Charge represents acquisition and integration related costs associated with the MOGAS acquisition.

(c)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

(d)

Charge represents share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(e)	Charge of $1,500 represents a pension settlement accounting loss incurred in conjunction with the freeze of our US Qualified pension plan.

(f)	Charge represents transaction costs incurred associated with the Chart Industries merger.

(g)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$366,096	$238,627	$12,981	$121,304	$(5,263)	$23,846	$72,616	23.8%	0.55
Reported as a percent of sales	31.6%	20.6%	1.1%	10.5%	-0.5%	2.1%	6.3%
Realignment charges (a)	7,521	267	(12,981)	20,235	—	1,558	18,677	7.7%	0.14
Discrete items (b)	—	(1,100)	—	1,100	—	259	841	23.5%	0.01
Discrete asset write-downs (c)(d)	—	(1,795)	—	1,795	3,567	1,342	4,020	25.0%	0.03
Below-the-line foreign exchange impacts (e)	—	—	—	—	207	29	178	13.9%	0.00

Adjusted	$373,617	$235,999	$—	$144,434	$(1,489)	$27,034	$96,332	21.3%	0.73

Adjusted as a percent of sales	32.3%	20.4%	0.0%	12.5%	-0.1%	2.3%	8.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $19,200 is non-cash.
(b)	Charge represents costs associated with merger and acquisition activity.
(c)	Charge represents a $1,795 non-cash write-down of a software asset.
(d)	Charge represents a $3,567 non-cash write-down of a debt investment.
(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2025	2024
Bookings	$723.8	$898.8
Sales	818.9	812.2
Gross profit	299.2	260.2
Gross profit margin	36.5%	32.0%
SG&A	142.4	136.1
Segment operating income	162.7	131.0
Segment operating income as a percentage of sales	19.9%	16.1%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2025	2024
Bookings	$354.7	$349.2
Sales	371.5	347.7
Gross profit	107.7	106.3
Gross profit margin	29.0%	30.6%
SG&A	69.9	61.0
Loss on sale of business	—	(13.0)
Segment operating income	37.8	32.3
Segment operating income as a percentage of sales	10.2%	9.3%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Three Months Ended June 30, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$299,229	$142,400	$162,745
Reported as a percent of sales	36.5%	17.4%	19.9%
Realignment charges (a)	1,888	(1,749)	3,637
Discrete items (b)	35	(99)	134

Adjusted	$301,152	$140,552	$166,516

Adjusted as a percent of sales	36.8%	17.2%	20.3%

Three Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$260,215	$136,053	$130,978
Reported as a percent of sales	32.0%	16.8%	16.1%
Realignment charges (a)	7,378	720	6,658

Adjusted	$267,593	$136,773	$137,636

Adjusted as a percent of sales	32.9%	16.8%	16.9%

Flow Control Division

Three Months Ended June 30, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$107,694	$69,923	$37,771
Reported as a percent of sales	29.0%	18.8%	10.2%
Realignment charges (a)	3,217	3,504	(287)
Acquisition related (c)	752	(3,190)	3,942
Purchase accounting step-up and intangible asset amortization (d)	2,642	(1,300)	3,942
Discrete items (b)	5	(99)	104

Adjusted	$114,310	$68,838	$45,472

Adjusted as a percent of sales	30.8%	18.5%	12.2%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $1,500 is non-cash.
(b)

Charge represents share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(c)	Charge represents acquisition and integration-related costs associated with the MOGAS acquisition.
(d)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

Three Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income
Reported	$106,271	$61,034	$12,981	$32,251
Reported as a percent of sales	30.6%	17.6%	3.7%	9.3%
Realignment charges (a)	221	53	(12,981)	13,149
Discrete items (b)	—	(1,100)	—	1,100

Adjusted	$106,492	$59,987	$—	$46,500

Adjusted as a percent of sales	30.6%	17.3%	0.0%	13.4%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $19,200 is non-cash.
(b)	Charge represents costs associated with merger and acquisition activity.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2025	2024
Sales	$2,332,635	$2,244,371
Cost of sales	(1,556,719)	(1,539,307)

Gross profit	775,916	705,064
Selling, general and administrative expense	(509,085)	(467,045)
Loss on sale of business	—	(12,981)
Net earnings from affiliates	11,648	9,344

Operating income	278,479	234,382
Interest expense	(39,428)	(32,233)
Interest income	4,271	2,343
Other expense, net	(42,262)	(6,137)

Earnings before income taxes	201,060	198,355
Provision for income taxes	(33,379)	(43,988)

Net earnings, including noncontrolling interests	167,681	154,367
Less: Net earnings attributable to noncontrolling interests	(12,022)	(7,531)

Net earnings attributable to Flowserve Corporation	$155,659	$146,836

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.19	$1.12
Diluted	1.18	1.11
Weighted average shares – basic	131,206	131,583
Weighted average shares – diluted	132,135	132,392

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Six Months Ended June 30, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$775,916	$509,085	$278,479	$(42,262)	$33,379	$155,659	16.6%	1.18
Reported as a percent of sales	33.3%	21.8%	11.9%	-1.8%	1.4%	6.7%
Realignment charges (a)	15,121	3,091	12,030	—	3,189	8,841	26.5%	0.07
Acquisition related (b)	752	(4,471)	5,223	—	1,228	3,995	23.5%	0.03
Purchase accounting step-up and intangible asset amortization (c)	6,117	(2,600)	8,717	—	2,547	6,170	29.2%	0.05
Discrete items (d)(e)	75	(765)	840	3,000	903	2,937	23.5%	0.02
Merger transaction costs (f)	—	(15,515)	15,515	—	3,649	11,866	23.5%	0.09
Below-the-line foreign exchange impacts (g)	—	—	—	31,396	5,355	26,041	17.1%	0.20

Adjusted	$797,981	$488,825	$320,804	$(7,866)	$50,250	$215,509	18.1%	1.63

Adjusted as a percent of sales	34.2%	21.0%	13.8%	-0.3%	2.2%	9.2%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $3,000 is non-cash.
(b)	Charge represents acquisition and integration related costs associated with the MOGAS acquisition.
(c)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.
(d)

Charge represents share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(e)	Charge of $3,000 represents a pension settlement accounting loss incurred in conjunction with the freeze of our US Qualified pension plan.
(f)	Charge represents transaction costs incurred associated with the Chart Industries merger.
(g)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Six Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$705,064	$467,045	$12,981	$234,382	$(6,137)	$43,988	$146,836	22.2%	1.11
Reported as a percent of sales	31.4%	20.8%	0.6%	10.4%	-0.3%	2.0%	6.5%
Realignment charges (a)	13,194	(1,227)	(12,981)	27,402	—	2,281	25,121	8.3%	0.19
Discrete items (b)(c)	—	900	—	(900)	—	259	(1,159)	-28.8%	(0.01)
Discrete asset write-downs (d)(e)	—	(1,795)	—	1,795	3,567	1,342	4,020	25.0%	0.03
Below-the-line foreign exchange impacts (f)	—	—	—	—	(1,116)	(22)	(1,094)	2.0%	(0.01)

Adjusted	$718,258	$464,923	$—	$262,679	$(3,686)	$47,848	$173,724	20.9%	1.31

Adjusted as a percent of sales	32.0%	20.7%	0.0%	11.7%	-0.2%	2.1%	7.7%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $20,000 is non-cash.
(b)	Represents a reduction to reserves of $2,000 associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(c)	Charge represents $1,100 of costs associated with merger and acquisition activity.
(d)	Charge represents a $1,795 non-cash write-down of a software asset.
(e)	Charge represents a $3,567 non-cash write-down of a debt investment.
(f)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2025	2024
Bookings	$1,576.1	$1,602.2
Sales	1,602.1	1,581.6
Gross profit	567.7	508.2
Gross profit margin	35.4%	32.1%
SG&A	280.1	275.8
Segment operating income	299.3	241.9
Segment operating income as a percentage of sales	18.7%	15.3%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2025	2024
Bookings	$730.4	$689.9
Sales	735.6	668.2
Gross profit	207.9	199.0
Gross profit margin	28.3%	29.8%
SG&A	138.6	119.0
Loss on sale of business	—	(13.0)
Segment operating income	69.3	67.0
Segment operating income as a percentage of sales	9.4%	10.0%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Six Months Ended June 30, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$567,691	$280,080	$299,259
Reported as a percent of sales	35.4%	17.5%	18.7%
Realignment charges (a)	4,867	(751)	5,618
Discrete items (b)	63	(224)	287

Adjusted	$572,621	$279,105	$305,164

Adjusted as a percent of sales	35.7%	17.4%	19.0%

Six Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$508,153	$275,763	$241,872
Reported as a percent of sales	32.1%	17.4%	15.3%
Realignment charges (a)	12,422	(321)	12,743
Discrete item (b)	—	2,000	(2,000)

Adjusted	$520,575	$277,442	$252,615

Adjusted as a percent of sales	32.9%	17.5%	16.0%

Flow Control Division

Six Months Ended June 30, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$207,881	$138,627	$69,254
Reported as a percent of sales	28.3%	18.8%	9.4%
Realignment charges (a)	10,319	3,625	6,694
Acquisition related (c)	752	(4,471)	5,223
Purchase accounting step-up and intangible asset amortization (d)	6,117	(2,600)	8,717
Discrete items (b)	9	(163)	172

Adjusted	$225,078	$135,018	$90,060

Adjusted as a percent of sales	30.6%	18.4%	12.2%

Six Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income
Reported	$198,966	$119,026	$12,981	$66,959
Reported as a percent of sales	29.8%	17.8%	1.9%	10.0%
Realignment charges (a)	988	(61)	(12,981)	14,030
Discrete item (c)	—	(1,100)	—	1,100

Adjusted	$199,954	$117,865	$—	$82,089

Adjusted as a percent of sales	29.9%	17.6%	0.0%	12.3%

Note: Amounts may not calculate due to rounding	Note: Amounts may not calculate due to rounding

(a)   Charges represent realignment costs incurred as a result of realignment programs of which $3,000 is non-cash.

(b)   Charge represents share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(c)   Charge represents acquisition and integration-related costs associated with the MOGAS acquisition.

(d)   Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

(a)   Charges represent realignment costs incurred as a result of realignment programs of which $20,000 is non-cash.

(b)   Represents a reduction to reserves associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.

(c)   Charge represents costs associated with merger and acquisition activity.

Second Quarter and Year-to-Date 2025—Segment Results
(dollars in millions, comparison vs. 2024 second quarter and year-to-date, unaudited)

	FPD				FCD
	2nd Qtr		Full Year		2nd Qtr			Full Year
Bookings	$723.8		$1,576.1		$354.7			$730.4
- vs. prior year	-175.1	-19.5%	-26.2	-1.6%	5.4		1.6%	40.5		5.9%
- on constant currency	-185.0	-20.6%	-15.8	-1.0%	3.5		1.0%	43.5		6.3%
Sales	$818.9		$1,602.1		$371.5			$735.6
- vs. prior year	6.8	0.8%	20.5	1.3%	23.8		6.8%	67.3		10.1%
- on constant currency	-2.3	-0.3%	30.3	1.9%	20.4		5.9%	69.3		10.4%
Gross Profit	$299.2		$567.7		$107.7			$207.9
- vs. prior year	15.0%		11.7%		1.3%			4.5%
Gross Margin (% of sales)	36.5%		35.4%		29.0%			28.3%
- vs. prior year (in basis points)	450 bps		330 bps		(160	) bps		(150	) bps
Operating Income	$162.7		$299.3		$37.8			$69.3
- vs. prior year	31.8	24.2%	57.4	23.7%	5.5		17.1%	2.3		3.4%
- on constant currency	29.4	22.5%	58.5	24.2%	5.6		17.2%	3.1		4.7%
Operating Margin (% of sales)	19.9%		18.7%		10.2%			9.4%
- vs. prior year (in basis points)	380 bps		340 bps		90 bps			(60	) bps
Adjusted Operating Income *	$166.5		$305.2		$45.5			$90.1
- vs. prior year	28.9	21.0%	52.5	20.8%	-1.0		-2.2%	8.0		9.7%
- on constant currency	26.5	19.3%	53.7	21.2%	-1.0		-2.2%	8.8		10.7%
Adj. Oper. Margin (% of sales)*	20.3%		19.0%		12.2%			12.2%
- vs. prior year (in basis points)	340 bps		300 bps		(120) bps			(10) bps
Backlog	$1,980.7				$880.9

*	Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Amounts in thousands, except par value)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$629,203	$675,441
Accounts receivable, net of allowance for expected credit losses of $91,911 and $79,059, respectively	1,049,817	976,739
Contract assets, net of allowance for expected credit losses of $4,577 and $3,404, respectively	339,355	298,906
Inventories	864,532	837,254
Prepaid expenses and other	121,121	116,157

Total current assets	3,004,028	2,904,497
Property, plant and equipment, net of accumulated depreciation of $1,223,841 and $1,142,667, respectively	558,345	539,703
Operating lease right-of-use assets, net	163,171	159,400
Goodwill	1,337,747	1,286,295
Deferred taxes	224,017	221,742
Other intangible assets, net	182,489	188,604
Other assets, net of allowance for expected credit losses of $65,830 and $66,081, respectively	212,728	200,580

Total assets	$5,682,525	$5,500,821

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$573,433	$545,310
Accrued liabilities	495,425	561,486
Contract liabilities	283,181	283,670
Debt due within one year	44,870	44,059
Operating lease liabilities	33,473	33,559

Total current liabilities	1,430,382	1,468,084
Long-term debt due after one year	1,440,676	1,460,132
Operating lease liabilities	148,806	149,838
Retirement obligations and other liabilities	383,659	371,055
Shareholders’ equity:
Preferred shares, $1.00 par value	—	—
Shares authorized – 1,000, no shares issued
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	489,530	502,045
Retained earnings	4,125,669	4,025,750
Treasury shares, at cost – 46,233 and 45,688 shares, respectively	(2,036,348)	(2,007,869)
Deferred compensation obligation	6,413	8,172
Accumulated other comprehensive loss	(583,204)	(741,424)

Total Flowserve Corporation shareholders’ equity	2,223,051	2,007,665
Noncontrolling interests	55,951	44,047

Total equity	2,279,002	2,051,712

Total liabilities and equity	$5,682,525	$5,500,821

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(Amounts in thousands)	2025	2024
Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$167,681	$154,367
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	38,695	37,883
Amortization of intangible and other assets	9,589	4,391
Loss on sale of business	—	12,981
Stock-based compensation	18,822	17,400
Foreign currency, asset write downs and other non-cash adjustments	(877)	10,935
Change in assets and liabilities:
Accounts receivable, net	(22,631)	(168,540)
Inventories	14,208	3,603
Contract assets, net	(28,930)	(13,267)
Prepaid expenses and other, net	13,589	10,945
Accounts payable	(10,414)	14,376
Contract liabilities	(15,254)	10,894
Accrued liabilities	(84,466)	(47,795)
Retirement obligations and other liabilities	(3,138)	4,402
Net deferred taxes	7,338	(3,100)

Net cash flows provided by operating activities	104,212	49,475

Cash flows – Investing activities:
Capital expenditures	(28,340)	(28,289)
Proceeds from disposal of assets	867	—
Payments for disposition of business	—	(2,352)
Other	—	551

Net cash flows (used) by investing activities	(27,473)	(30,090)

Cash flows – Financing activities:
Payments on term loan	(18,750)	(30,000)
Proceeds under revolving credit facility	50,000	100,000
Payments under revolving credit facility	(50,000)	(25,000)
Proceeds under other financing arrangements	3,072	562
Payments under other financing arrangements	(1,231)	(1,460)
Repurchases of common shares	(52,797)	(16,161)
Payments related to tax withholding for stock-based compensation	(11,337)	(9,093)
Payments of dividends	(55,209)	(55,259)
Contingent consideration payment related to acquired business	(15,000)	—
Other	(3,192)	(272)

Net cash flows (used) by financing activities	(154,444)	(36,683)
Effect of exchange rate changes on cash and cash equivalents	31,467	(13,297)

Net change in cash and cash equivalents	(46,238)	(30,595)
Cash and cash equivalents at beginning of period	675,441	545,678

Cash and cash equivalents at end of period	$629,203	$515,083

About Flowserve:

Flowserve Corporation is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the Company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the Company’s website at www.flowserve.com.

Flowserve Contacts

Investor Contacts:
Brian Ezzell, Vice President, Investor Relations, Treasurer & Corporate Finance	(469) 420-3222
Tarek Zeni, Director, Investor Relations	(469) 420-4045
Media Contact:
David Mason, Senior Director, Communications	(214) 500-9687

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the energy, chemical, power generation and general industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics and changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; the impact of public health emergencies, such as outbreaks of epidemics, pandemics, and contagious diseases, on our business and operations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; potential adverse effects resulting from the implementation of new tariffs and related retaliatory actions and changes to or uncertainties related to tariffs and trade agreements; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; if we are not able to maintain our competitive position by successfully developing and introducing new products and integrate new technologies, including artificial intelligence and machine learning; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the United States, as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

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